UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 16, 2009

Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

0-21084                                                      55-0717455

             (Commission File No.)                      (IRS Employer Identification No.)

                2450 First Avenue
                P. O. Box 2968
                Huntington, West Virginia                                                                                                                               25728

                (Address of Principal Executive Offices)                                                                                                      (Zip Code)

(304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement

    Syscan Corporation ("Syscan"), a wholly owned subsidiary of Champion Industries, Inc. ("Champion"), is lessee under a lease dated September 1, 2004, from Williams Land Corporation ("Williams Land"), lessor, of land and building at 3000 Washington Street, Charleston, West Virginia (the "Property"). The lease was filed as Exhibit 10.3 to Form 8-K filed by Champion with the Securities and Exchange Commission on September 10, 2004. The lease provides that the lessee has the option to purchase the Property for the sum of $1.5 million at the end of the lease term on September 1, 2009, and that if the option to purchase is not exercised, lessor has the option to require the lessee to purchase the Property for $1.5 million.
    On June 16, 2009 Syscan notified Williams Land that it has exercised its option to purchase the Property. Under the terms of the lease, consummation of the Property purchase is to occur within 45 days after August 31, 2009, and is subject to satisfaction of all terms and conditions of the lease.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION INDUSTRIES, INC. (Registrant)
Date: June 16, 2009
/s/ Todd R. Fry Todd R. Fry, Senior Vice President and Chief Financial Officer

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